Exhibit 99.1

SOLBRIGHT RENEWABLE ENERGY, LLC

FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

AS OF APRIL 30, 2017 AND MAY 31, 2016

SOLBRIGHT RENEWABLE ENERGY, LLC

FINANCIAL STATEMENTS AND REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

AS OF APRIL 30, 2017 AND MAY 31, 2016

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805 Third Avenue New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members’ of SolBright Renewable Energy, LLC:

We have audited the accompanying balance sheets of SolBright Renewable Energy, LLC (the “Company”) as of April 30, 2017 and May 31, 2016, and the related statements of operations and members’ deficit, and cash flows for the eleven months ended April 30, 2017 and year ended May 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2017 and May 31, 2016, and the results of its operations and cash flows for the periods then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, NY

September 15, 2017

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SOLBRIGHT RENEWABLE ENERGY, LLC

BALANCE SHEET

	April 30,	May 31,
	2017	2016

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$388,032	$19,576
Contracts receivable, net of allowance for doubtful accounts of $81,989 and $81,989, respectively	681,299	1,792,516
Costs and estimated earnings in excess of billings on uncompleted contracts	1,057,486	220,692
Short-term loan to unaffiliated party	—	75,000
Prepaid expenses and other current assets	33,175	90,598
Total current assets	2,159,992	2,198,382

Property and equipment, net of accumulated depreciation of $200,032 and $151,494, respectively	83,116	118,551
	$2,243,108	$2,316,933

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$1,622,371	$1,138,293
Billings in excess of costs and estimated earnings on uncompleted contracts	150,586	233,121
Borrowings under Line of Credit	2,000,000	1,675,000
Due to related party	—	76,298
Note payable-related parties, current portion	41,213	62,276
Warranty related liabilities	150,294	163,928
Total current liabilities	3,964,464	3,348,916

COMMITMENTS AND CONTINGENCIES (Note 6)	—	—

MEMBERS’ DEFICIT:
Membership interests	(1,996,760)	(1,809,136)
Retained earnings	275,404	777,153
Total members’ deficit	(1,721,356)	(1,031,983)

	$2,243,108	$2,316,933

The accompanying notes are an integral part of these financial statements.

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SOLBRIGHT RENEWABLE ENERGY, LLC

STATEMENT OF OPERATIONS

	For the eleven months ended April 30, 2017	For the year ended May 31, 2016

CONTRACT REVENUES EARNED	$6,441,741	$12,117,326

COSTS OF CONTRACT REVENUES EARNED	5,319,570	10,892,510

GROSS PROFIT	1,122,171	1,224,816

OPERATING EXPENSES:
Selling, general and administrative expenses	1,203,831	1,272,167
Legal and professional	306,054	134,823
Depreciation and amortization	48,538	48,867
Total operating expenses	1,558,423	1,455,857

LOSS FROM OPERATIONS	(436,252)	(231,041)

OTHER INCOME (EXPENSE):
Gain on sale of assets	—	1,661
Dividend and interest income	1,871	170
Interest expense	(67,368)	(14,292)
Total other expense, net	(65,497)	(12,461)

NET LOSS	(501,749)	(243,502)

MEMBERS’ DEFICIT, BEGINNING OF YEAR	(1,031,983)	(287,699)
Member contributions	—	—
Member distributions	(187,624)	(500,782)

MEMBERS’ DEFICIT, END OF YEAR	$(1,721,356)	$(1,031,983)

The accompanying notes are an integral part of these financial statements.

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SOLBRIGHT RENEWABLE ENERGY, LLC

STATEMENT OF CASH FLOWS

	For the eleven months ended April 30, 2017	For the year ended May 31, 2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(501,749)	$(243,502)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	48,538	48,867
Changes in operating assets and liabilities:
Contracts receivable	1,111,217	(1,351,105)
Costs and estimated earnings in excess of billings on uncompleted contracts	(836,794)	(130,474)
Short-term loan to unaffiliated party	75,000	—
Prepaid expenses and other current assets	57,424	(57,081)
Accounts payable	484,078	(174,854)
Accrued expenses and other current liabilities
Billings in excess of costs and estimated earnings on uncompleted contracts	(82,535)	(689,755)
Due to related party	(76,298)	—
Warranty reserve	(13,635)	36,438
Net cash provided by (used in) operating activities	265,246	(2,561,466)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,104)	(41,102)
Net cash used in investing activities	(13,104)	(41,102)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Line of Credit	325,000	1,675,000
Payments on note payable-related party	(21,062)	(56,613)
Members’ distributions	(187,624)	(500,782)
Net cash provided by financing activities	116,314	1,117,605

NET CHANGE IN CASH	368,456	(1,484,963)
CASH AT BEGINNING OF PERIOD	19,576	1,504,539
CASH AT END OF PERIOD	$388,032	$19,576

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Cash paid during the period for:
Interest	$558	$3,610
Income taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

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SOLBRIGHT RENEWABLE ENERGY, LLC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

SolBright Renewable Energy, LLC (the “Company”) is a provider of turnkey renewable energy solutions for the commercial buildings market. Both existing and new construction structures in sub-segments of institutional, industrial, commercial retail, office, and warehousing, military and public/private venues are the benefactors of our strategic focus in this emerging field. The Company was founded and built around leveraging existing assets (i.e. roofs, surface lots, parking garages, ground space) for renewable energy implementation. Green messaging and environmental stewardship are essential components of our business model. The Company’s ability to deliver solutions in an economically rewarding fashion will support the adoption and proliferation of this readily available energy resource. The Company offers long-term operations and maintenance service contracts to owners of solar photovoltaic systems to ensure optimal asset performance.

Sale of Operating Assets

As further discussed in Note 9, effective May 1, 2017, the Company sold certain of its assets used in the operation of its solar engineering, procurement and construction business, along with certain specified liabilities to Arkados Group, Inc. (“Arkados”) (the “Arkados Transaction”). The Asset Purchase Agreement and the Arkados Transaction were approved by the board of directors of Arkados and the sole manager and member of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the Company’s financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated members’ deficit of $1,721,356 and $1,031,983 as of April 30, 2017 and May 31, 2016, respectively, had net losses of $501,749 and $243,502 for the eleven months ended April 30, 2017 and for the year ended May 31, 2016, respectively, and had negative working capital of $1,804,472 as of April 30, 2017. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. If the Company is unable to obtain additional financing, the Company may be unable to continue as a going concern. While the Company believes in the viability of its strategy to generate additional revenues and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Revenue Recognition

The Company’s contract revenues earned, and cost of contract revenues earned, are related to installation contracts and are accounted for under the percentage-of-completion method. Sales under fixed-type contracts are generally recognized upon passage of title to the customer, which usually coincides with physical delivery or customer acceptance as specified in contractual terms. Such sales are recorded at the cost of items delivered or accepted plus a proportion of profit expected to be realized on a contract, based on the ratio of such costs to total estimated costs at completion. Sales, including estimated earned fees, under cost reimbursement-type contracts are recognized as costs are incurred.

Profits expected to be realized on contracts are based on the Company’s estimates of total contract sales value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts with adjustments to profits resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are made. When management believes the cost of completing a contract, excluding general and administrative expenses, will exceed contract-related revenues, the full amount of the anticipated contract loss is recognized.

Revenues recognized in excess of amounts billed are classified as current assets under ’‘costs and estimated earnings in excess of billings on uncompleted contracts.’’ Amounts billed to clients in excess of revenues recognized to date are classified as current liabilities under ’‘billings in excess of costs and estimated earnings on uncompleted contracts.’’

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, equity based transactions and disclosure of contingent liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents

The Company considers investments in highly liquid instruments with a maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of April 30, 2017 and May 31, 2016.

Contracts receivable

Contracts receivable are reported at their outstanding unpaid principal balances net of allowances for uncollectible accounts. The Company provides for allowances for uncollectible receivables based on management’s estimate of uncollectible amounts considering age, collection history, and any other factors considered appropriate. The Company writes off contracts receivable against the allowance for doubtful accounts when a balance is determined to be uncollectible.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions. At times such amounts may exceed federally insured limits.

The Company operates exclusively in the solar power industry. The industry has frequently changing statutory and regulatory compliance requirements. Further, industry-wide development is significantly impacted by the access to Federal and State tax credits, grants and allowances that incentivize investment in the industry. It is at least reasonably possible that federal and/or state support of these programs could change in future periods.

As of May 31, 2016, two customers represented approximately 88.6% (67.8 and 20.8%) of contracts receivable and as of April 30, 2017, three customers represented approximately 89.2% (54.7%, 23.9% and 10.6%) of contracts receivable. For the year ended May 31, 2016, two customers represented approximately 86.7% (76.5 and 10.2%) of contract revenue and for the eleven months ended April 30, 2017, one customer represented approximately 42.7% of contract revenue.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Property and Equipment

Property and equipment consists of furniture, fixtures, computers, vehicles and leasehold improvements and are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate.

Warranty Reserve

The Company has established a reserve for estimated future warranty charges on solar equipment installations. Management’s estimate of future warranty charges is based upon past history and management’s analysis of current contracts.

Income Taxes

The Company is a limited liability corporation and is classified as a partnership for income tax purposes. The Company’s profits and losses are reportable by its sole manager and member on his income tax return. Accordingly, no provision for income taxes has been reflected in these financial statements. The Company has no unrecognized tax benefits as of April 30, 2017 and May 31, 2016.

Recent Accounting Pronouncements

In April 2016, the FASB issued ASU 2016 – 10 “Revenue from Contract with Customers: identifying Performance Obligations and Licensing”. The amendments in this Update clarify the two following aspects (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to reduce the degree of judgement necessary to comply with Topic 606. This guidance has no effective date as yet. The Company is currently evaluating the impact of adopting this guidance.

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This guidance will be effective for public entities for fiscal years beginning after December 15, 2018 including the interim periods within those fiscal years. Early application is permitted. Under the new provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (i) Financing leases, similar to capital leases, which will require the recognition of an asset and liability, measured at the present value of the lease payments and (ii) Operating leases which will require the recognition of an asset and liability measured at the present value of the lease payments. Lessor accounting remains substantially unchanged with the exception that no leases entered into after the effective date will be classified as leveraged leases. For sale leaseback transactions, the sale will only be recognized if the criteria in the new revenue recognition standard are met. The Company is currently evaluating the impact of adopting this guidance.

In January 2016, the FASB issued ASU 2016-01, which amends the guidance relating to the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

All newly issued but not yet effective accounting pronouncements have been deemed to be not applicable or immaterial to the Company.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

Property and equipment consisted of the following as of:

	April 30, 2017	May 31, 2016

Computers and office equipment	$86,765	$73,662
Vehicles	20,992	20,992
Solar installations	175,391	175,391
Less: accumulated depreciation	(200,032)	(151,494)
	$83,116	$118,551

Depreciation expense, computed on the basis of three to fifteen year useful lives, was $48,538 and $48,867 for the eleven months ended April 30, 2017 and for the year ended May 31, 2016, respectively.

NOTE 4 – BORROWINGS UNDER LINE OF CREDIT

In November 2014, the Company signed a revolving line of credit agreement with Wells Fargo Bank, N.A. for up to $1,000,000 of borrowings. In March 2015, the line of credit was amended for up to $2,000,000 of borrowings. In June 2016, the Company signed a new revolving line of credit agreement with Wells Fargo Bank, N.A. for up to $3,000,000 of borrowings. Interest on the line of credit accrues on the unpaid outstanding principal balance of the line at the greater of Prime Rate or 3.25%. The line of credit is secured by all assets of the Company and further guaranteed by Patrick Hassell, president and sole member. Under terms of the line of credit, the Company is required to maintain a specified debt service coverage ratio and debt to tangible net worth ratio, as those terms are defined. The balance of $2,000,000 as of April 30, 2017, on the accompanying balance sheet, was paid off in full on May 5, 2017 from the proceeds of the Arkados Transaction.

NOTE 5 – NOTES PAYABLE – RELATED PARTY

On September 15, 2011, the Company signed a $300,000 unsecured note payable with a private related party lender (the “Lender”). The note is five years and requires a $5,661 monthly payment at a 5% fixed rate. The note matured on January 31, 2017. Monthly principal and interest payments began February 1, 2012. In May 2012, the Lender became deceased and the note principal balance on that date was transferred to three children of the Lender, one of which was the mother of Patrick Hassell, president and sole member. The Company paid the monthly payment in three separate payments equally to the three related parties until January 2017, when the payments were suspended. The balance of $41,213 as of April 30, 2017, on the accompanying balance sheet, was paid off in full on May 5, 2017 from the proceeds of the Arkados Transaction.

Interest expense was $67,368 and $14,292 for the eleven months ended April 30, 2017 and for the year ended May 31, 2016, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Operating Lease Commitments

In May 2016, the Company entered into a new facilities lease with a third party with a lease term of 64 months for its corporate office. The first two months were abated and then the monthly base rent is $5,176 per month for 10 months. The base rent has gradual increases until $6,000 per month in months 61-64. Monthly rent payment also includes common area maintenance charges, taxes, parking and other charges. The Company also paid a security deposit of $7,166 which is recorded as a prepaid expense on the accompanying balance sheet. Prior to May 2016, the Company had a small sub-leased facility with rent of approximately $1,500 per month.

Future minimum rent payments as of April 30, 2017 were:

Fiscal 2018	$69,463
Fiscal 2019	66,057
Fiscal 2020	68,041
Fiscal 2021	70,075
Thereafter	18,000
$291,636

NOTE 7 – MEMBERS’ DEFICIT

The Company’s LLC Operating Agreement, dated June 1, 2009 provides that the Company be Manager-Managed and may have officers as may be appointed by the Manager. Members’ capital accounts include such members’ initial investment and allocated profit and losses incurred to date. Distributions of Net Cash Flow of the Company, as defined, shall be distributed to the Members, first to the Members pro rata for their respective capital contributions until returned to zero, thereafter to the Members pro rate in accordance with their respective percentage interests. The LLC Operating Agreement was amended February 17, 2015, whereas Patrick Hassel became the sole member of the Company with an initial capital contribution of $150,000.

NOTE 8 – RELATED PARTY TRASACTIONS

As discussed in Note 5, the Company has a related party notes payable with a principal balance of $41,213 and $62,276 as of April 30, 2017 and May 31, 2016, respectively. The balance of $41,213 as of April 30, 2017, on the accompanying balance sheet, was paid off in full on May 5, 2017 from the proceeds of the Arkados Transaction.

The Company had a short-term borrowing from Brandywick, LLC, a company related by common ownership of Patrick Hassel, president and sole member, with a principal balance of $76,298 as of May 31, 2016. This was paid off during the eleven months ended April 30, 2017, together with interest at market rate.

NOTE 9 – SUBSEQUENT EVENTS

Sale of Operating Assets

On May 1, 2017, the Company entered into an Asset Purchase Agreement dated May 1, 2017 (the “Asset Purchase Agreement”) whereby it sold substantially all of the assets, and certain specified liabilities, used in the operation of its solar engineering, procurement and construction business substantially to Arkados Group, Inc. (“Arkados”) (the “Arkados Transaction”). The Asset Purchase Agreement and the Arkados Transaction were approved by the board of directors of Arkados and the sole manager and members of the Company. The Company received the following consideration:

Cash Payment	$3,000,000
Secured Promissory Note	2,000,000
Convertible Promissory Note (“Preferred Stock Note”)	6,000,000
Common stock Consideration	5,120,000
$16,120,000

In addition, Arkados assumed $635,832 of scheduled liabilities.

The Secured Promissory Note matures on May 1, 2020 barring any events of default, an equity financing in which Arkados issues equity securities which yield gross cash proceeds to the Company of at least $10,000,000 (excluding redeemable or convertible notes) or a change of control of Arkados. The Company shall receive prepayments of principal on a quarterly basis pursuant to the terms of the Secured Promissory Note, if such funds are available. The Secured Promissory Note bears interest at 15% per annum, payable on a quarterly basis with the first payment due on May 31, 2017, and is secured with a second priority lien on the accounts receivable of Arkados relating to the solar engineering, procurement and construction business of the Company acquired by Arkados pursuant to the Asset Purchase Agreement.

The Preferred Stock Note matures on July 31, 2018 barring any demands following an event of default, provided that the Company shall receive prepayments of principal on a quarterly basis pursuant to the terms of the Preferred Stock Note, if such funds are available. The Preferred Stock Note bears interest at 4% per annum (upon and during an event of default it shall bear interest at 12% per annum.) Interest is payable quarterly in arrears commencing on May 1, 2017 and on the first business day of each August, November, February and May thereafter. The Preferred Stock Note will automatically convert on the date that Arkados’ Certificate of Designation is filed with the State of Delaware’s Secretary of State and becomes effective into a number of shares of Arkados’ Series A 4% Convertible Preferred Stock, par value $0.0001 per share, equal to the outstanding principal and interest on the Preferred Stock Note divided by $1.50 per share, as adjusted for any stock splits, stock dividends, recapitalizations, combinations and the like that may occur prior to such conversion. Arkados has agreed in the Asset Purchase Agreement to take the actions required for the automatic conversion of the Preferred Stock Note promptly following the closing of the Transaction.

In addition to the Cash Payment, the Secured Promissory Note and the Preferred Stock Note, the Company received 4,000,000 shares of Arkados’ common stock at a market value on May 1, 2017 of $1.28 per share (the “Common Stock Consideration.”) Such Common Stock Consideration is subject to anti-dilution protection if, within 120 days of the closing of the Transaction, Arkados sells shares of its common stock at a price per share that is less than $1.00 per share, in which case the Company shall receive additional shares of common stock from Arkados so that the total number of shares the Company receives equals $4,000,000 divided by such lower price per share.

Notes Payable – Related Party

The notes payable to related party balance of $41,213 as of April 30, 2017 was paid off in full on May 5, 2017 from the proceeds of the Arkados Transaction.

Borrowings under Line of Credit

The revolving line of credit balance of $2,000,000 as of April 30, 2017 was paid off in full on May 5, 2017 from the proceeds of the Arkados Transaction.